Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated 16 May 2017 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Vodafone Group plc’s Annual Report on Form 20-F for the year ended 31 March 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
London, United Kingdom
31 July 2017